Exhibit 99.1

Security Bank Corporation Announces the Acquisition of First Commerce Community Bankshares, Inc.

Macon, GA., April 9, 2007 — Security Bank Corporation (Nasdaq:SBKC) today announced its latest acquisition in the metropolitan Atlanta market with the signing of a definitive merger agreement to acquire First Commerce Community Bankshares, Inc. and its wholly owned subsidiary, First Commerce Community Bank, a community bank located in Douglasville, Georgia. First Commerce, with approximately $252 million in total assets and $230 million in deposits as of December 31, 2006, operates two full service banking offices in Douglas County.

Under the terms of the merger agreement, First Commerce Community Bankshares’ shareholders will receive Security Bank common stock valuing the company at $56.6 million in the aggregate. In addition, First Commerce Community Bankshares will be permitted under the terms of the agreement to pay a one-time, special dividend not to exceed $3.16 million in the aggregate to shareholders prior to the closing of the transaction.

The transaction has been unanimously approved by the boards of directors of both companies and is subject to regulatory approval, the approval of First Commerce Community Bankshares’ shareholders and other customary closing conditions. The acquisition is expected to be completed during the third quarter of 2007 and is expected to be accretive to Security Bank’s earnings during the first full year of combined operations.

Bill Lumpkin, President and Chief Executive Officer of First Commerce Community Bankshares said, “We look forward to joining the team of successful community banks that make up Security Bank Corporation. Our pledge of superior service to our customers remains as strong as always.”

Rett Walker, President and Chief Executive Officer of Security Bank, said, “First Commerce’s directors and management share the same passion for building shareholder value by providing superior banking service to the local community. This merger is consistent with the strategic acquisition course we have established, which targets expansion into demographically attractive markets. It also meets our stated financial goals of anticipated earnings accretion within one year and the expectation of earning back tangible book value dilution within five years.”

Sandler O’Neill + Partners, L.P. acted as financial advisor to Security Bank Corporation. Burke Capital Group, LLC acted as financial advisor to First Commerce Community Bankshares.

About Security Bank Corporation

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Georgia with $2.5 billion in assets as of December 31, 2006. Security Bank Corporation operates six community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates a mortgage subsidiary, Fairfield Financial Services, Inc., with offices located throughout Georgia.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or estimates. Please refer to Security Bank Corporation’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.

For more information, contact Rett Walker, President and Chief Executive Officer at 478-722-6220 or Jim McLemore, Chief Financial Officer at 478-722-6243. Media inquiries should be directed to Tom Woodbery at 478-722-6117.

April 9, 2007 Transaction Summary (NASDAQ: SBKC)

Forward-Looking Information
Forward-Looking Information
During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Security Bank Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Security Bank Corporation’s actual results to differ materially from the anticipated results expressed in these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Security Bank Corporation’s operating results in documents filed by Security Bank Corporation with the Securities and
Exchange Commission, including the Form S-3 Registration Statement, the
Annual report on Form 10-K and other required filings. Security Bank
Corporation assumes no duty to update the forward-looking statements made in this presentation.

Overview of Transaction Terms
Overview of Transaction Terms
Aggregate Deal Value: $56.6 million
Consideration: 100% Stock
SBKC Shares Issued: 2,410,638 minimum; 2,634,884 maximum
Closing Period: Third Quarter of 2007
Due Diligence: Satisfactorily Completed
Other Terms: First Commerce permitted to pay a one-
time, special cash dividend prior to
closing, not to exceed $3.16 million

Strategic Rationale
Strategic Rationale
•
Expands and further enhances SBKC’s franchise in the Greater
Atlanta market
•
Headquartered in Douglas County… approximately 20 miles west of Atlanta
– Compelling demographics: Douglas County has a projected 5 year population growth rate of 25.2% and a median household income of
$60,647, which is significantly above both the Georgia and United States averages
•
Traditional high performing community bank with two full service locations
– $252 million in total assets as of 12/31/06
– 1.56% return on average assets
•
Senior management team to join Security Bank
Note: Financial information reflects bank-level
Source: SNL Financial

Deposit Market Share
Deposit Market Share
COUNTY: Douglas, GA June 30, 2006 June 30, 2005
Total Market Total Market
2006 Deposits Share Deposits Share
Rank Institution ($000) (%) ($000) (%)
1 Thornton Holding Co. Inc. (GA) 333,201 24.12 281,769 24.64
2 Synovus Financial Corp. (GA) 207,350 15.01 182,211 15.93
3 Regions Financial Corp. (AL) 201,001 14.55 158,866 13.89
4 First Commerce Community Bankshares, Inc. (GA) 183,483 13.28 127,593 11.16
5 SunTrust Banks Inc. (GA) 118,991 8.61 108,592 9.50
6 Wachovia Corp. (NC) 87,471 6.33 79,979 6.99
7 Bank of America Corp. (NC) 83,300 6.03 69,431 6.07
8 BB&T Corp. (NC) 68,440 4.95 63,013 5.51
9 WGNB Corp. (GA) 24,515 1.77 18,019 1.58
10 Alabama National BanCorp. (AL) 21,306 1.54 8,897 0.78
11 Washington Mutual Inc. (WA) 21,204 1.53 16,111 1.41
12 United Community Banks Inc. (GA) 17,479 1.27 12,658 1.11
13 First Horizon National Corp. (TN) 13,933 1.01 16,462 1.44
TOTAL 1,381,674 100.00 1,143,601 100.00
Source: SNL Financial

Demographic Analysis
Demographic Analysis
11.8%
25.2%
13.8%
6.7%
Douglas SBKC Georgia United States
Projected Population Growth (2006 - 2011)
Household Income (2006)
$53,814
$60,647
$53,090
$51,546
Douglas SBKC Georgia United States
Source: SNL Financial

April 9, 2007 Transaction Summary (NASDAQ: SBKC)